EXHIBIT 1.3

                        Amendment to Declaration of Trust

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                            THE BIG EDGE SERIES FUND

                        AMENDMENT TO DECLARATION OF TRUST


         We, the undersigned, being a majority of the members of the Board of Trustees of The Big Edge Series Fund, a Massachusetts business trust organized under a Declaration of Trust dated February 18, 1986, as amended December 9, 1986, February 28, 1990, and November 14, 1991, and acting pursuant to ARTICLE VII Section 7.3 of said Declaration of Trust for the purposes of (a) changing the name of the Trust from "The Big Edge Series Fund" to "The Phoenix Edge Series Fund"; (b) changing the name of the "Stock Series" to the "Growth Series"; (c) changing the name of the "Total-Vest Series" to the "Total Return Series"; and (d) establishing and designating a new Series of Shares denominated the "Balanced Series," hereby further amend said Declaration of Trust, effective May 1, 1992, as follows:

1. by deleting in Section 1.1 of ARTICLE I the words 'The Big Edge Series Fund,' and inserting in lieu thereof the words 'The Phoenix Edge Series Fund';

2. by deleting the first paragraph of Section 4.2 of ARTICLE IV thereof and by inserting in lieu of such paragraph the following paragraph:

          "Without limiting the authority of the Trustees set forth in Section
          4.1 to establish and designate any further Series, the following six Series are hereby established and designated: 'Balanced Series,' 'Bond Series,' 'Growth Series,' 'International Series,' 'Money Market Series' and 'Total Return Series.'"

WITNESS our hands this 26th day of February, 1992.

/s/ C. Duane Blinn                           /s/ Philip R. McLoughlin
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C. Duane Blinn                               Philip R. McLoughlin

/s/ Robert Chesek                            /s/ James M. Oates
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Robert Chesek                                James M. Oates

/s/ Leroy Keith, Jr.                         /s/ Philip R. Reynolds
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Leroy Keith, Jr.                             Philip R. Reynolds

                                             /s/ Herbert Roth, Jr.
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                                             Herbert Roth, Jr.